UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

PAXAR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT MERGER VOTE
TIME IS SHORT – PLEASE ACT TODAY!

June 1, 2007

Dear Fellow Shareholder:

          According to our latest records, we have not received your voting instructions for the important annual meeting of shareholders of Paxar Corporation, to be held on Thursday, June 14, 2007.  At the meeting, Paxar’s shareholders are being asked to adopt the merger agreement by and among Avery Dennison Corporation, Alpha Acquisition Corp. and Paxar.  If the merger agreement is approved and the merger is completed, each outstanding share of Paxar’s common stock that you own will be converted into the right to receive $30.50 in cash.  Your vote is extremely important, regardless of the number of shares of Paxar’s common stock that you own.  Please note that the proposal to approve the merger agreement requires the affirmative vote of the holders of at least 2/3 of Paxar’s outstanding shares of common stock.  Accordingly, if you do not vote it has the same effect as a vote “against” the proposal to adopt the merger agreement.  At the annual meeting, Paxar’s shareholders are also being asked to re-elect six directors.

          Please use one of the following methods to promptly provide your voting instructions:

1.

Vote by Internet:  Go to the website www.proxyvote.com.  Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions.  The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.	Vote by Telephone: Call toll-free (800) 454-8683. Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.

3.	Vote by Mail: Sign, date and return your voting instruction form in the postage-paid return envelope provided.

          For the reasons set forth in the proxy statement, dated May 21, 2007, your Board of Directors unanimously recommends that you vote “FOR” the proposal to adopt merger agreement and “FOR” each of the six nominees standing for re-election.  We respectfully request that you vote your shares at your earliest convenience.

          If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (800) 829-6551.

          On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Rob van der Merwe
Chairman, President and Chief Executive Officer

IMPORTANT MERGER VOTE
TIME IS SHORT – PLEASE ACT TODAY!

June 1, 2007

Dear Fellow Shareholder:

          According to our latest records, we have not received your voting instructions for the important annual meeting of shareholders of Paxar Corporation, to be held on Thursday, June 14, 2007.  At the meeting, Paxar’s shareholders are being asked to adopt the merger agreement by and among Avery Dennison Corporation, Alpha Acquisition Corp. and Paxar.  If the merger agreement is approved and the merger is completed, each outstanding share of Paxar’s common stock that you own will be converted into the right to receive $30.50 in cash.  Your vote is extremely important, regardless of the number of shares of Paxar’s common stock that you own.  Please note that the proposal to approve the merger agreement requires the affirmative vote of the holders of at least 2/3 of Paxar’s outstanding shares of common stock.  Accordingly, if you do not vote it has the same effect as a vote “against” the proposal to adopt the merger agreement.  At the annual meeting, Paxar’s shareholders are also being asked to re-elect six directors.

          Please use one of the following methods to promptly provide your voting instructions:

1.

Vote by Internet:  Go to the website www.proxyvote.com.  Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions.  The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.	Vote by Telephone: Call toll-free (800) 690-6903. Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.

3.	Vote by Mail: Sign, date and return your voting instruction form in the postage-paid return envelope provided.

          For the reasons set forth in the proxy statement, dated May 21, 2007, your Board of Directors unanimously recommends that you vote “FOR” the proposal to adopt merger agreement and “FOR” each of the six nominees standing for re-election.  We respectfully request that you vote your shares at your earliest convenience.

          If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (800) 829-6551.

          On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Rob van der Merwe
Chairman, President and Chief Executive Officer